EXHIBIT 23

CATURANO & COMPANY

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in this Annual Report on Form 10-K of our report dated March 25, 2010 on the consolidated financial statements of Sonesta International Hotels Corporation as of December 31, 2009 and 2008 and for the years then ended, included in the 2009 Annual Report to Shareholders of Sonesta International Hotels Corporation.

/s/ CATURANO AND COMPANY, P.C.

 Boston, Massachusetts
 March 25, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM ON SUPPLEMENTAL SCHEDULE TO THE CONSOLIDATED FINANCIAL STATEMENTS

To the Board of Directors and Stockholders of
Sonesta International Hotels Corporation:

In connection with our audit of the consolidated financial statements of Sonesta International Hotels Corporation referred to in our report dated March 25, 2010, which is included in the 2009 Annual Report to Shareholders of Sonesta International Hotels Corporation and incorporated by reference in Part II of this form, we have also audited Schedule II as it relates to the years ended December 31, 2009 and 2008. In our opinion, this schedule presents fairly, in all material respects, the financial data as of and for the two years ended December 31, 2009 and 2008, required to be set forth therein.

/s/ CATURANO AND COMPANY, P.C.

 Boston, Massachusetts
 March 25, 2010

Certified Public Accountants                                                      An Independent Member of Baker Tilly International
80 City Square, Boston, Massachusetts 02129                                                                                     617-912-9000                                FX 617-912-9001    www.caturano.com